UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 16, 2009

YONGYE INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	333-143314	20-8051010
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower,
No. 1 Zhichun Road, Haidian District, Beijing, PRC

(Address Of Principal Executive Offices) (Zip Code)

+86 10 8231 8626
(Registrant’s Telephone Number, Including Area Code)

____________________
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Asstes.

On October 16, 2009, Yongye International, Inc. (“Yongye” or the “Company”) completed a restructuring process which involved the purchase of the land, buildings and equipment which comprises the 10,000 TPA (tonnes per annuam) capacity fulvic acid nutrient manufacturing facility by its operating subsidiary Yongye Nonfeng Biotechnology (the “CJV”).  The assets involved had been previously owned by Yongye’s predecessor, Inner Mongolia Yongye Biotechnology Company (“Inner Mongolia Yongye”) and the restructuring originally commenced in October 2008 pursuant to the terms of financing arrangements entered into by Yongye in September 2008 (the “September Financing”).  Inner Mongolia Yongye is owned and controlled by Mr. Zishen Wu, who is the Chairman, President and CEO of Yongye.

Certain equipment with a capacity of 2,000 TPA was purchased in October 2008 for approximately $0.95 million, but in order to complete the process, Yongye needed to own the fertilizer license issued by the PRC Ministry of Agriculture. The fertilizer license (the “License”), previously issued to Inner Mongolia Yongye, was issued in the name of CJV  on June 1, 2009, which now permits Yongye Nongfeng Biotechnology to manufacture its own finished products.  While the deadline for the consummation of the asset transfer agreement was originally October 11, 2009, the majority investor in the September Financing had preveiously agreed to waive strict compliance with respect thereto and on October 16, 2009, the CJV completed the acquisition of the remaining land and assets related to the manufacture of finished products from Inner Mongolia Yongye.  The cash consideration was approximately $3.7 million.  Additionally, an adjustment was made to increase the percentage of minority ownership of Inner Mongolia Yongye in the CJV from 0.5% to 5.0%.

As a result of the consummation of the CJV Restructuring and the waivers obtained from the majority investor in the September Financing, Yongye’s largest shareholder Full Alliance International Limited, is entitled to the return of 2 million shares of Yongye’s common stock that had been placed in escrow for the benefit of the investors in the September Financing in the event the CJV Restructuring had not been completed on a timely basis.

A copy of the press release concerning the completion of the CJV Restructuring is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

No.	Description
99.1	Yongye International, Inc. Press Release, dated October 20, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YONGYE INTERNATIONAL, INC.
	By:	/s/ Zishen Wu
Name: Zishen Wu
Title: Chairman, President and CEO
Dated: October 22, 2009

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